Exhibit 10.5

OPERATING AGREEMENT

OF

PROGOLD LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

PROGOLD LIMITED LIABILITY COMPANY

i

9.	Secretary	7
10.	Authority and Duties	7
11.	Term	7
12.	Salaries and Benefits	7
ARTICLE IV	INDEMNIFICATION	8
1.	Indemnification	8
2.	Insurance	8
ARTICLE V	MEMBERSHIP INTERESTS	8
1.	Statement of Membership Interest	8
2.	Declaration of Distributions	8
3.	Transfer of Membership Interests	8
ARTICLE VI	OTHER PROVISIONS	8
1.	Required Records	8
2.	Execution of Instruments	9
3.	Fiscal Year	9
4.	Construction	9
5.	Amendments	9

ii

OPERATING AGREEMENT

OF

PROGOLD LIMITED LIABILITY COMPANY

ARTICLE I

MEMBERS

1.             Place of Meetings.  Each meeting of the members shall be held at the principal executive office of the Company or at such other place as may be designated by the Board of Governors or the Chief Manager; provided, however, that any meeting called by or at the demand of a member or members shall be held in the county where the principal executive office of the Company is located.

2.             Regular Meetings.  Regular meetings of the members shall be held periodically as determined by the Board of Governors; provided, however, that if a regular meeting has not been held during the immediately preceding fifteen (15) months, any member may demand a regular meeting of members by written demand given to the Chief Manager or Treasurer of the Company.  At each regular meeting, the members may transact any business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

3.             Special Meetings.  A special meeting of the members may be called for any purpose or purposes at any time by the Chief Manager; by the Treasurer; by the Board of Governors or any two or more governors; or any member, who shall demand such special meeting by written notice given to the Chief Manager or the Treasurer of the Company specifying the purposes of such meeting.  The business transacted at a special meeting of the members is limited to the purposes stated in the notice of the meeting.

4.             Meetings Held Upon Member Demand.  Within ten (10) days after receipt of a demand by the Chief Manager or the Treasurer from any member or members entitled to call a meeting of the members, it shall be the duty of the Board of Governors of the Company to cause a special or regular meeting of members, as the case may be, to be duly called and held on notice no later than thirty (30) days after receipt of such demand.  If the Board fails to cause such a meeting to be called and held as required by this Section, the member or members making the demand may call the meeting by giving notice as provided in Article I Section 6 hereof at the expense of the Company.

5.             Adjournments.  Any meeting of the members may be adjourned from time to time to another date, time and place.  If any meeting of the members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

6.             Notice of Meetings.  Unless otherwise required by law, written notice of each meeting of the members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five (5) days and not more than sixty (60) days prior to the meeting to every owner of Membership Interests entitled to vote at such meeting except as specified in Article I Section 5 or as otherwise permitted by law.

7.             Waiver of Notice.  A member may waive notice of the date, time, place and purpose or purposes of a meeting of members.  A waiver of notice by a member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a member at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

8.             Voting Rights.  Except as otherwise provided in a Member Control Agreement, members shall have voting power in proportion to the value of the members’ contributions to the Company.  Membership Interests in the Company owned by a limited liability company, corporation, partnership, cooperative association, trust or other entity shall be voted by the chief manager, chief executive officer, or other legal representative of such entity.  Except as otherwise required by law, an owner of a Membership Interest entitled to vote may vote any portion of the Membership Interest in any way the member chooses.  If a member votes without designating the proportion of the Membership Interest voted in a particular way, the member is deemed to have voted all of the Membership Interest in that way.

9.             Proxies.  At all meetings of members, a member may vote by proxy executed in writing by the member or by such member’s duly authorized attorney-in-fact.  Such proxy shall be filed with a manager of the Company at or before the time of the meeting.  The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment.  No appointment is irrevocable and any agreement purporting to grant an irrevocable proxy is void.  A member who revokes a proxy is not liable in any way for damages, restitution, or other claim.  The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by a manager of the Company before the proxy exercises the authority under that appointment.

10.           Quorum.  The owners of a majority of the voting power of the Membership Interests entitled to vote at a meeting of the members shall constitute a quorum for the transaction of business.  If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though the withdrawal of members originally present leaves less than the proportion otherwise required for a quorum.

11.           Acts of Members.  Except as otherwise required by law or specified in the Articles of Organization or a Member Control Agreement, the members shall take action by the affirmative vote of the owners of the greater of a majority of the voting power of the Membership Interests present and entitled to vote on that item of business or a majority of the voting power that would constitute a quorum for the transaction of business at a duly held meeting of members.

12.           Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the members of the Company may be taken without a meeting by written action signed by all of the members entitled to vote on that action.  The written action is effective when signed by the required members unless a different effective time is provided in the written action.

13.           Telephonic Meetings.  A conference among members by any means of communication through which the members may simultaneously hear each other during the conference constitutes a regular or special meeting of members, if the same notice is given of the conference to every owner of Membership Interests entitled to vote as would be required for a meeting, and if the Membership Interests held by the members participating in the conference would be sufficient to constitute a quorum at a meeting.  Participation in a conference by that means constitutes presence at the meeting in person or by proxy if all the other requirements are met.

ARTICLE II
GOVERNORS

1.             Number; Qualifications.  Except as provided by the members pursuant to a Member Control Agreement or unanimous affirmative vote of the members, the business and affairs of the Company shall be managed by or under the direction of a Board of Governors.  Governors shall be natural persons, but need not be members.  The Board of Governors shall initially consist of nine (9) governors, as provided for in the Articles of Organization.  At the first regular meeting of the members, the members shall appoint a Board of Governors which consists of nine (9) governors.  Five (5) governors shall be appointed by Golden Growers Cooperative, a North Dakota cooperative association, three (3) governors shall be appointed by American Crystal Sugar Company, a Minnesota cooperative association, and one (1) governor shall be appointed by Minn-Dak Farmers Cooperative, a North Dakota cooperative association.  The authorized number of governors may be increased or decreased only as provided in this Article II, Section 1, or by the unanimous agreement of the members.  In the event that any member’s Voting Interest in the Company (as such term is defined in the Member Control Agreement dated October 1, 1994 among the members of the Company) changes from the initial Voting Interest in the Company owned by such member, then the number of governors shall be increased or decreased, as the case may be, so that each member shall appoint one governor for each ten percent (10%) Voting Interest and fraction thereof owned by such member; provided, that each member shall appoint at least one governor.  Any member may at any time remove any governor appointed by it and appoint a new governor by giving written notice of such removal and appointment to the other members.  Any member may designate by written notice to the other members one or more alternate governors who may act as a governor in the absence of a governor appointed by such member.

2.             Term.  Each governor shall serve for a term that expires at the next annual regular meeting of the members; provided, that a governor shall hold office until a successor is appointed and has qualified or until the earlier death, resignation, removal or disqualification of the governor.

3.             Vacancies.  Vacancies on the Board of Governors resulting from the death, resignation, removal or disqualification of a governor shall be filled by the member who appointed such governor appointing a new governor by giving written notice of such appointment to the other members.  Vacancies on the Board resulting from newly created governorships shall be filled by the members at the meeting at which the new governorships are created.  Each person appointed to fill a vacancy shall hold office until a qualified successor is appointed.

4.             Place of Meetings.  Each meeting of the Board of Governors shall be held at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the governors or by the Chief Manager.

5.             Regular Meetings.  Regular meetings of the Board of Governors shall be held periodically as mutually agreed upon by the members and after each regular meeting of the members.

6.             Special Meetings.  A special meeting of the Board of Governors may be called for any purpose or purposes at any time by any governor by giving not less than five (5) days written notice to all governors of the date, time and place of the meeting.  The notice of a special meeting must identify any action to be considered at such meeting and final action may not be taken on any action not so identified.

7.             Waiver of Notice.  A governor of the Company may waive notice of the date, time and place of a meeting of the Board.  A waiver of notice by a governor entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a governor at a meeting is a waiver of notice of that meeting, unless the governor objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.  If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time, and place at which the meeting will be reconvened.

8.             Quorum.  A majority of the governors currently holding office, which majority must include at least one governor appointed by each member, shall be necessary to constitute a quorum for the transaction of business; provided, that, if at least one governor is not present to represent any member for two (2) consecutive Board meetings, such majority need not include a governor to represent such member.  In the absence of a quorum, a majority of the governors present may adjourn a meeting from time to time without further notice until a quorum is present.  If a quorum is present when a duly called or held meeting is convened, the governors present may continue to transact business until adjournment, even though the withdrawal of a number of the governors originally present leaves less than the proportion or number otherwise required for a quorum.

9.             Acts of Board.  Except as otherwise required by law or specified in the Articles of Organization or a Member Control Agreement, the Board shall take action by the affirmative vote of a majority of the governors present at a duly held meeting.

10.           Participation by Electric Communications.  A governor may participate in a meeting of the Board of Governors by any means of communication through which the governor, other governors so participating and all governors physically present at the meeting may simultaneously hear each other during the meeting.  A governor so participating shall be deemed present in person at the meeting.

11.           Absent Governors.  A governor of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting.  If the governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the governor has consented or objected.

12.           Action Without a Meeting.  An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the governors.  As provided in the Member Control Agreement, any action required or permitted to be taken at a meeting of the Board of Governors not needing approval by the members, may be taken by written action signed by the number of governors that would be required to take such action at a meeting of the Board of Governors at which all governors are present; provided, however, that at least one governor appointed by each member must sign such written action.  The written action is effective when signed by the required number of governors, unless a different effective time is provided in the written action.  When written action is permitted to be taken by less than all of the governors, all governors must be notified immediately of the text and effective date of any written action so taken.

13.           Committees.  A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Company only to the extent provided in the resolution.  Committees shall be subject at all times to the direction and control of the Board.  A committee shall consist of one or more natural persons, who need not be governors, appointed by affirmative vote of a majority of the governors present at a duly held Board meeting.  Article II Sections 4 and 6 through 12 shall apply to committees and members of committees to the same extent as those sections apply to the Board and governors.  Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any governor.

14.           Compensation.  Governors shall not receive any compensation from the Company in connection with attending meetings of the Board or otherwise performing their responsibilities as governors.  Such compensation and any related reimbursement of and expenses may be paid by the member appointing such governor to the Board.  By resolution by the Board of Governors, the governors may be paid their expenses, incurred in conducting business at the request of the Board of Governors.

15.           Presumption of Assent.  For purposes of any liability as a governor, a governor of the Company who is present at a meeting of the Board of Governors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless such governor (i) objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting; (ii) votes against the action at the meeting; or (iii) is prohibited from voting at the meeting due to a conflict of interest.

ARTICLE III
MANAGERS

1.             Number and Designation.  The Company shall have one or more natural persons exercising the functions of the position of Chief Manager and Treasurer.  The Board of Governors may also elect or appoint a Chairperson of the Board, Vice Chairperson of the Board, Chief Operating Officer, President, one or more Vice Presidents, a Secretary, Assistant Secretary, Assistant Treasurer, and such other managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Operating Agreement unless otherwise determined by the Board.  Any of the positions or functions of those positions may be held by the same person.

2.             Chairperson of the Board.  The Board of Governors may elect a Chairperson of the Board who, if elected, shall (i) preside at all meetings of the members and the Board of Governors, (ii) maintain records of and certify proceedings of the members and the Board of Governors, and (iii) perform such other duties as may from time to time be prescribed by the Board.

3.             Vice Chairperson of the Board.  The Board of Governors may elect a Vice Chairperson of the Board who, during the absence or disability of the Chairperson of the Board, shall perform the duties of the Chairperson of the Board.

4.             Chief Manager.  Unless provided otherwise by a resolution adopted by the Board of Governors, the Chief Manager shall (i) have general active management of the business of the Company; (ii) in the absence of the Chairperson and Vice Chairperson of the Board, preside at all meetings of the members and the Board of Governors; (iii) see that all orders and resolutions of the Board of Governors are carried into effect; and (iv) perform such other duties as may from time to time be prescribed by the Board.

5.             Treasurer.  Unless provided otherwise by a resolution adopted by the Board of Governors, the Treasurer shall (i) keep accurate financial records for the Company; (ii) deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (iii) endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (iv) disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (v) render to the Chief Manager and the Board, whenever requested, an account of all of such manager’s transactions as Treasurer and of the financial condition of the Company; and (vi) perform such other duties as may be prescribed by the Board or the Chief Manager from time to time.  During the absence or disability of the Treasurer, the Assistant Treasurer, if any, shall perform the duties of the Treasurer.

6.             Chief Operating Officer.  The Board of Governors may appoint a Chief Operating Officer, who shall perform such duties as may from time to time be assigned by the Board.

7.             President.  Unless otherwise determined by the Board of Governors, the President, if any, shall be the Chief Manager of the Company.  If a manager other than the President is designated Chief Manager, the President shall perform such duties as may from time to time be assigned by the Board.

8.             Vice Presidents.  One or more Vice Presidents, if any, may be designated by the Board of Governors as Executive Vice Presidents or Senior Vice Presidents.  During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Executive Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President.  The determination of who is the highest ranking of two or more persons holding the same position shall, in the absence of specific designation of order of rank by the Board, be made on the basis of which of such persons is the most highly compensated.

9.             Secretary.  Unless otherwise determined by the Board of Governors, the Secretary, if any, shall attend all meetings of the members and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings.  Except as otherwise required or permitted by law or by this Operating Agreement, the Secretary shall give or cause to be given notice of all meetings of the members and all meetings of the Board.  During the absence or disability of the Secretary, the Assistant Secretary, if any, shall perform the duties of the Secretary.

10.           Authority and Duties.  In addition to the foregoing authority and duties, all managers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Governors or in this Operating Agreement.  Unless prohibited by a resolution approved by the affirmative vote of a majority of the governors present, a manager elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

11.           Term.  All managers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.  A manager may resign at any time by giving written notice to the Company.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.  A manager may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the governors present at a duly held Board meeting, subject to the provisions of any Member Control Agreement.  A vacancy in a position because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the position of Chief Manager or Treasurer shall, be filled for the unexpired portion of the term by the Board.

12.           Salaries and Benefits.  The salaries and benefits of all managers of the Company shall be fixed by the Board of Governors or by the Chief Manager if authorized by the Board.

ARTICLE IV
INDEMNIFICATION

1.             Indemnification.  The Company shall be authorized to the fullest extent permitted by Minnesota Statutes, Section 322B.699, as amended from time to time, to indemnify any person against expenses and liabilities arising by reason of the fact that the person is or was a manager, governor, member, or employee of the Company, or is or was serving at the request of the Company or whose duties in that position involve or involved service as a governor, director, manager, officer, member, partner, trustee, employee or agent of another organization or employee benefit plan.

2.             Insurance.  The Company may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

ARTICLE V
MEMBERSHIP INTERESTS

1.             Statement of Membership Interest.  At the request of any member, the Company shall state in writing the particular Membership Interest owned by that member as of the moment the Company makes the statement.  The statement must describe the member’s rights to vote, to share in profits and losses, and to share in distributions, restrictions on assignments of financial rights under Minnesota Statutes, Section 322B.31, Subd. 3, or governance rights under Minnesota Statutes, Section 322B.313, Subd. 6, then in effect, as well as any assignment of the member’s rights then in effect other than a security interest.  The statement may not serve as a vehicle by which a transfer of any membership interest may be effected.

2.             Declaration of Distributions.  Except as provided in a Member Control Agreement, the Board of Governors shall have the authority to declare distributions upon the Membership Interests of the Company to the extent permitted by law.

3.             Transfer of Membership Interests.  Membership Interests in the Company may be transferred only to the extent permitted by law and subject to any Member Control Agreement.

ARTICLE VI
OTHER PROVISIONS

1.             Required Records.  In accordance with Minnesota Statutes, Section 322B.373, Subdivision 1, the Company shall keep the following records and information at its principal executive office, or another place or places within the United States determined by the Board of Governors:  (i) a current list of the full name and last-known business, residence, or mailing address of each member, governor, chief manager, and assignee of financial rights other than a secured party (and a description of the rights assigned); (ii) copies of the Articles of Organization, this Operating Agreement and any Member Control Agreement, and all amendments to the foregoing; (iii) copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years; (iv) copies of annual financial statements of the Company for not less than the last three years; (v) records of all proceedings of members and the Board of Governors for the last three years; (vi) reports made to members generally within the last three years; (vii) a statement of all contributions accepted by the Board of Governors on behalf of the Company; (viii) a statement of all contribution agreements and contribution allowance agreements made between a person and the Company; (ix) an explanation of any restatement of value of old contributions made by the Board of Governors when a new contribution is accepted; (x) any written consents obtained from members under the provisions of Minnesota Statutes, Chapter 322B; and (xi) a copy of agreements, contracts, or other arrangements entered into by the Company in connection with the establishment of a class or series of Membership Interests and incorporated by reference in a resolution of the Board of Governors establishing the class or series of Membership Interests.

2.             Execution of Instruments.  All deeds, mortgages, notes, bonds, and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by the Chief Manager, or the Treasurer, or by such other person or persons as may be designated from time to time by the Board of Governors.  If a document must be executed by persons holding different positions or functions and one person holds such positions or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

3.             Fiscal Year.  The fiscal year of the Company shall be determined by the Board of Governors.

4.             Construction.  This Operating Agreement is subject to the terms of any Member Control Agreement from time to time in effect and to the extent such agreements are inconsistent the Member Control Agreement shall be controlling.

5.             Amendments.  As provided in the Member Control Agreement, any provision of this Operating Agreement may be adopted, amended or repealed by both the affirmative vote of members owning a majority of the Voting Interests of the Company and the affirmative vote of a majority of governors present at a duly held meeting of the Board of Governors.

Assistant Secretary’s Certification

The undersigned, Assistant Secretary of ProGold Limited Liability Company, a Minnesota limited liability company, does hereby certify that the foregoing Operating Agreement of ProGold Limited Liability Company is the Operating Agreement adopted for the Company by its Board of Governors at a meeting held October 10, 1994.

/s/ Joseph Talley
Joseph Talley